                ARMOR HOLDINGS, INC. REPORTS 1ST QUARTER EARNINGS
                           OF $0.17 PER DILUTED SHARE

$0.19 PER DILUTED SHARE FROM CONTINUING OPERATIONS BEFORE INTEGRATION AND OTHER
                             NON-RECURRING CHARGES

         CONFERENCE CALL SCHEDULED FOR MAY 6, 2003, AT 8:30 AM (EASTERN)

JACKSONVILLE, FLORIDA (MAY 5, 2003) - ARMOR HOLDINGS, INC. (NYSE: AH) announced today revenues and earnings for the three-months ended March 31, 2003.

For the three-months ended March 31, 2003, revenues from continuing operations increased 15.6% to $80.5 million compared to $69.6 million reported for the three-months ended March 31, 2002. Revenues from continuing operations increased 5.1% internally and 10.5% from the acquisitions of Trasco Bremen and several smaller Products Division acquisitions, which were each acquired subsequent to the first quarter of 2002. The Company's consolidated net income and diluted earnings per share for the three-months ended March 31, 2003 and 2002, were $5.1 million, or $0.17 per share, and $6.0 million, or $0.19 per share, respectively. Net income and diluted earnings per share from continuing operations after integration and other non-recurring charges were $5.2 million and $0.18 per share for the three-months ended March 31, 2003, compared to $5.6 million and $0.18 per share in the comparable period in the prior year. Net income from continuing operations before integration and other non-recurring charges was $5.5 million for the three-months ended March 31, 2003, compared to $6.4 million for the comparable period in 2002. Diluted earnings per share before these items for the three-months ended March 31, 2003, was $0.19 per share compared to $0.20 per share for the comparable period in 2002. Attached to this press release is a reconciliation of reported net income as reported to proforma net income from continuing operations for the three-months ended March 31, 2003 and 2002.

Gross margins from continuing operations for the three-months ended March 31, 2003, were 29.0%, compared to 31.6% in the comparable period in 2002. For the three-months ended March 31, 2003, gross margins in the Products Division were 34.2%, compared to 37.3% reported in the same period last year. The Company expects the Products Division gross margins to improve to approximately 36.0% in the second quarter of 2003. This improvement is expected to come from higher margin product mix and more efficient manufacturing. Lower gross margins in the Products Division were primarily the result of higher manufacturing costs in the Company's body armor business and partially attributable to business mix. During the current three-month period, the Products Division also realized higher proportional revenue increases from its training division, which operates at lower overall gross margins than its manufacturing segment. Excluding the training division, the Products Division gross margins were 36.6%, compared to 39.6% reported in the same period last year. Gross margins in the Mobile Security Division were 22.7% in the three-months ended March 31, 2003, compared to 24.3% reported in the same period in the prior year. The decrease in the Mobile Security Division gross margin is primarily attributable to: (1) a less favorable mix of commercial vehicle sales in both Cincinnati and France compared to the same period the prior year; (2) sales price deterioration in certain Latin American markets in 2003 compared to 2002; and (3) a larger number of purchased base vehicles in the 2003 period. The Mobile Security Division often purchases and resells base vehicles to customers as a pass-through service without normal gross profit.

Integration and other non-recurring charges for the three-months ended March 31, 2003, totaled $422,000, compared to $1.4 million in the same period last year. The decrease in integration and other non-recurring items is primarily related to completion of integration and other non-recurring spending on the 2001 acquisition of O'Gara. The Company expects integration and other non-recurring charges to continue at this level in the second quarter of 2003.

"We are pleased with our first quarter financial results, which were in line with our expectations and guidance for the period," said Robert R. Schiller, Chief Operating Officer and CFO of Armor Holdings, Inc. "As we expected, our integration and other non-recurring expenses decreased significantly during the period as our existing integration programs near completion. We also made progress during the quarter addressing our manufacturing efficiencies and we expect to see our Products Division gross margins improve during the second quarter and over the course of the year," Mr. Schiller added.

For the three-months ended March 31, 2003, loss from discontinued operations was $158,000, or $0.01 per share, compared to income of $391,000, or $0.01 per share for the three-months ended March 31, 2002. On April 17, 2003, the Company completed the sale of its ArmorGroup Integrated Systems businesses, which contributed $1.1 million of pre-tax losses to the Company's discontinued operations for the three-months ended March 31, 2003.

"With the sale of our ArmorGroup Integrated Systems businesses behind us, we are hopeful that we will complete a sale of the balance of our discontinued operations in the near future," said Mr. Schiller. Mr. Schiller continued, "Before the $701,000 net loss incurred in the Integrated Systems businesses, the balance of ArmorGroup produced net income of $543,000 and EBITDA of $1.2 million for the three-months ended March 31, 2003, in line with our budgeted expectations. We expect approximately $85 million to $90 million of revenue with EBITDA margins of between 8% and 11% from our ArmorGroup Services Division in 2003."

At March 31, 2003, the Company's continuing operations business segments had cash balances of $16.0 million and total long-term debt, including current portion, of $26.7 million compared to $36.0 million and $6.9 million, respectively, at March 31, 2002. As of March 31, 2003, the Company had $20 million outstanding on its $120 million revolving line of credit.

For the three-months ended March 31, 2003, the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations was $10.4 million, compared to $10.3 million for the three-months ended March 31, 2002. For the three-months ended March 31, 2003, the Company's EBITDA from continuing operations before integration and other non-recurring charges was $10.8 million, compared to $11.7 million for the three-months ended March 31, 2002. Attached to this press release is a reconciliation of net income as reported to EBITDA from continuing operations before integration and other non-recurring charges.

In March 2002, our Board of Directors approved a stock repurchase program authorizing the repurchase of up to a maximum 3.2 million shares of our common stock. In February 2003, the Board of Directors increased this stock repurchase program to authorize the repurchase, from time to time depending upon market conditions and other factors, of up to an additional 4.4 million shares. During the three-months ended March 31, 2003, the Company repurchased an additional 1.9 million shares of its common stock at an average price of $11.52 per share. Through March 31, 2003, the Company had repurchased 3.8 million shares of its common stock under the stock repurchase program at an average price of $12.49 per share, leaving the Company with the ability to repurchase up to 3.8 million shares of common stock. Since that date, the Company has not repurchased any additional shares. At March 31, 2003, the Company had 27,550,630 shares of common stock outstanding.

CONFERENCE CALL SCHEDULED FOR MAY 6, 2003, AT 8:30 A.M (EASTERN)

A conference call for investors will be held on May 6, 2003, at 8:30 a.m. (eastern). There are two ways to participate in the conference call - via teleconference or webcast. Access the webcast by visiting the Armor Holdings, Inc. website (http://www.armorholdings.com). You may listen by selecting Investor Relations and clicking on the microphone. A replay will be available on our website on the Investor Relations homepage shortly after the call is completed. A copy of this press release will be posted on our website prior to the conference call. You can access this release by selecting the "Financial Releases" link on our Investor Relations homepage.

Via telephone, the dial-in number is 1-888-273-9889 for domestic callers, or 1-612-332-0725 for international callers. There is no pass code required. There will be a question/answer session at the end of the conference call, at which point only securities analysts will be able to ask questions. However, all callers will be able to listen to the questions and answers during this period.

An archived copy of the call will be available via a replay at 1-800-475-6701 -- access code #683190 or 1- 320-365-3844 -- access code #683190 for international callers. The teleconference replay will be available beginning at 1:45 p.m. on May 6th, and ending at 11:59 p.m. on May 13th.

ABOUT ARMOR HOLDINGS

Armor Holdings, included in FORBES magazine's list of "200 Best Small Companies" in 2002, and a member of the S&P Smallcap 600 Index, is a leading manufacturer of security products for law enforcement personnel around the world through its Armor Holdings Products Division and is one of the world's largest and most experienced passenger vehicle armoring manufacturers through its Mobile Security Division. Armor Holdings Products manufactures and sells a broad range of high quality branded law enforcement equipment. Such products include ballistic resistant vests and tactical armor, less-lethal munitions, safety holsters, batons, anti-riot products and a variety of crime scene related equipment, including narcotic identification kits. Armor Holdings Mobile Security, through its Commercial Products division, armors a variety of vehicles, including limousines, sedans, sport utility vehicles, and money transport vehicles, to protect against varying degrees of ballistic and blast threats. Through its Military Products division, it is the prime contractor to the U.S. Military for the supply of armoring and blast protection for High Mobility Multi-purpose Wheeled Vehicles, commonly known as HMMWVs.

Statements in this press release may be forward-looking. Actual events will be dependent upon factors and risks including, but not limited to, the Company's ability to: sell the ArmorGroup Services Division on favorable terms; manufacture and market its core products; provide a variety of services to its customers on a global basis; respond to new laws and regulations; continue its strategy of growth by acquisition; manage the impact of foreign exchange; and manage general world wide security issues, economic conditions, uncertainties and risks, including those described from time to time in the Company's filings with the Securities and Exchange Commission, including, the Company's Registration Statement on Form S3, its 2002 Form 10K and its most recent Form 10Qs. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

                                - TABLES FOLLOW -

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                 THREE-MONTHS ENDED
                                                                           MARCH 31, 2003   MARCH 31, 2002
                                                                           --------------   --------------
REVENUES:
  Products                                                                     $ 44,007       $ 38,945
  Mobile Security                                                                36,467         30,659
                                                                               --------       --------
  Total Revenues                                                                 80,474         69,604
                                                                               --------       --------


COSTS AND EXPENSES:
  Cost of sales                                                                  57,162         47,630
  Operating expenses                                                             14,004         11,413
  Amortization                                                                       60            119
  Integration and other non-recurring charges
                                                                                    422          1,397
                                                                               --------       --------

OPERATING INCOME                                                                  8,826          9,045

  Interest expense, net                                                             379             42
  Other expense (income), net                                                        69            (64)
                                                                               --------       --------

INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES
                                                                                  8,378          9,067

PROVISION FOR INCOME TAXES                                                        3,133          3,500
                                                                               --------       --------

INCOME FROM CONTINUING OPERATIONS                                                 5,245          5,567
                                                                               --------       --------
DISCONTINUED OPERATIONS

INCOME FROM DISCONTINUED OPERATIONS BEFORE PROVISION (BENEFIT) FOR INCOME
TAXES                                                                                54            242

PROVISION (BENEFIT) FOR INCOME TAXES                                                212           (149)
                                                                               --------       --------

(LOSS) INCOME FROM DISCONTINUED OPERATIONS                                         (158)           391

NET INCOME                                                                     $  5,087       $  5,958
                                                                               ========       ========

NET INCOME PER COMMON SHARE - BASIC

INCOME FROM CONTINUING OPERATIONS                                              $   0.18       $   0.18


(LOSS) INCOME FROM DISCONTINUED OPERATIONS                                        (0.01)          0.01
                                                                               --------       --------

BASIC EARNINGS PER SHARE                                                       $   0.17       $   0.19
                                                                               ========       ========

NET INCOME PER COMMON SHARE - DILUTED


INCOME FROM CONTINUING OPERATIONS                                              $   0.18       $   0.18

(LOSS) INCOME FROM DISCONTINUED OPERATIONS                                        (0.01)          0.01
                                                                               --------       --------

DILUTED EARNINGS PER SHARE                                                     $   0.17       $   0.19
                                                                               ========       ========

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME AS REPORTED TO PRO FORMA NET INCOME FROM CONTINUING OPERATIONS (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                       THREE-MONTHS ENDED

                                                                  March 31, 2003  March 31, 2002
                                                                  --------------  --------------
Net income as reported                                               $  5,087         $  5,958

Plus: Loss (income) from Discontinued operations, net of tax              158             (391)
                                                                     --------         --------

Income from continuing operations                                       5,245            5,567

Plus: Integration and other non-recurring charges                         422            1,397

Tax effect of above items                                                (158)            (539)
                                                                     --------         --------
Pro forma net income from continuing operations                      $  5,509         $  6,425
                                                                     ========         ========

Weighted average diluted shares                                        29,111           31,986
                                                                     ========         ========

Pro forma diluted earnings per share from continuing operations      $   0.19         $   0.20
                                                                     ========         ========

Fully diluted earnings per share as reported                         $   0.17         $   0.19
                                                                     ========         ========


RECONCILIATION OF NET INCOME AS REPORTED TO OPERATING INCOME FROM CONTINUING OPERATIONS, EBITDA FROM CONTINUING OPERATIONS AND EBITDA FROM CONTINUING OPERATIONS BEFORE INTEGRATION AND OTHER NON-RECURRING CHARGES (UNAUDITED) (IN THOUSANDS)

                                                                               THREE-MONTHS ENDED

                                                                         March 31, 2003   March 31, 2002
                                                                         --------------   --------------
Net income as reported                                                      $  5,087         $  5,958

Plus: Loss (Income) from discontinued operations                                 158             (391)

Plus:  Provision for income taxes on income from continuing operations
                                                                               3,133            3,500

Plus:  Other expense (income), net                                                69              (64)

Plus:  Interest expense, net                                                     379               42
                                                                            --------         --------
Operating income from continuing operations                                    8,826            9,045

Plus:  Amortization                                                               60              119

Plus:  Depreciation                                                            1,521            1,151
                                                                            --------         --------
EBITDA from continuing operations                                             10,407           10,315

Plus:  Integration and other non-recurring charges                               422            1,397
                                                                            --------         --------
EBITDA from continuing operations before integration and other
non-recurring charges                                                       $ 10,829         $11, 712
                                                                            ========         ========



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